EXHIBIT 4.8
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                               TLC VENTURES CORP.

                                STOCK OPTION PLAN

                            FORM OF OPTION AGREEMENT
                            ------------------------

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS AGREEMENT AND ANY SECURITIES ISSUED UPON EXERCISE THEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL _________________, 200__.

This Option Agreement is entered into between TLC Ventures Corp. ("the Company") and the Optionee named below pursuant to the Company Stock Option Plan (the "Plan"), a copy of which is attached hereto, and confirms that:

1.       on _____________________ (the "Grant Date");

2.       ______________________________ (the "Optionee") of ____________________
         ______________________________________________________________________;

3. was granted the (the "Option") to purchase ___________ Common Shares (the "Option Shares") of the Company;

4.       for the price (the "Option Price") of $______ per share;

5.       which shall be exercisable in full at any time and from time to time;

6.       terminating on _______________________ (the "Expiry Date");

all on the terms and subject to the conditions set out in the Plan. For greater certainty, Option Shares continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the ____ day of ______________, 200__.

TLC VENTURES CORP.

Per: ________________________    _________________________________
       Authorized Signatory